The information in this preliminary pricing supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This preliminary pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus are not an offer to sell these securities, nor are they soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 27, 2020

Citigroup Global Markets Holdings Inc.	September-----, 2020 Medium-Term Senior Notes, Series N Pricing Supplement No. 2020-USNCH5219 Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-224495 and 333-224495-03

Contingent Income Auto-Callable Securities Due September-----, 2022

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

Overview

▪	The securities offered by this pricing supplement are unsecured debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. The securities offer the potential for quarterly contingent coupon payments at an annualized rate that, if all are paid, would produce a yield that is generally higher than the yield on our conventional debt securities of the same maturity. In exchange for this higher potential yield, you must be willing to accept the risks that (i) your actual yield may be lower than the yield on our conventional debt securities of the same maturity because you may not receive one or more, or any, contingent coupon payments; (ii) your actual yield may be negative because your payment at maturity may be significantly less than the stated principal amount of your securities and possibly zero; and (iii) the securities may be automatically redeemed prior to maturity beginning approximately three months after the issue date. Each of these risks will depend on the performance of the worst performing of the shares of Financial Select Sector SPDR® Fund, the shares of Energy Select Sector SPDR® Fund and the shares of Utilities Select Sector SPDR® Fund (each, the “underlying shares”), as described below. You will be subject to risks associated with each of the underlying shares and will be negatively affected by adverse movements in any one of the underlying shares regardless of the performance of the other underlying shares. Although you will be exposed to downside risk with respect to the worst performing underlying shares, you will not participate in any appreciation of any underlying shares or receive any dividends paid on any underlying shares.

▪	Investors in the securities must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any payments due under the securities if we and Citigroup Inc. default on our obligations. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

KEY TERMS
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlying shares:	Underlying shares	Initial share price*	Downside threshold price**
	Shares of Financial Select Sector SPDR® Fund (ticker symbol: “XLF”)	$	$
	Shares of Energy Select Sector SPDR® Fund (ticker symbol: “XLE”)	$	$
	Shares of Utilities Select Sector SPDR® Fund (ticker symbol: “XLU”)	$	$

The Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund are each an “underlying share issuer” or “ETF.”

* The closing price of the applicable underlying shares on the pricing date

** For each of the underlying shares, 60% of the applicable initial share price

Aggregate stated principal amount:	$
Stated principal amount:	$10 per security
Pricing date:	September , 2020 (expected to be September 4, 2020)
Issue date:	September , 2020 (three business days after the pricing date)
Valuation dates:	Expected to be December 4, 2020, March 4, 2021, June 4, 2021, September 7, 2021, December 6, 2021, March 4, 2022, June 6, 2022 and September 6, 2022 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day for any of the underlying shares or if certain market disruption events occur with respect to any of the underlying shares.
Maturity date:	Unless earlier automatically redeemed, September , 2022 (expected to be September 9, 2022)
Contingent coupon payment dates:	For each valuation date, the third business day after such valuation date, except that the contingent coupon payment date for the final valuation date will be the maturity date.
Contingent coupon:	On each quarterly contingent coupon payment date, unless previously automatically redeemed, the securities will pay a contingent coupon equal to 2.50% of the stated principal amount of the securities (approximately 10.00% per annum) if and only if the closing price of the worst performing underlying shares on the related valuation date is greater than or equal to the applicable downside threshold price. If the closing price of the worst performing underlying shares on any quarterly valuation date is less than the applicable downside threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date.
Payment at maturity:

If the securities are not automatically redeemed prior to maturity, for each $10 stated principal amount security you hold at maturity, you will receive cash in an amount determined as follows:

▪  If the final share price of the worst performing underlying shares on the final valuation date is greater than or equal to the applicable downside threshold price: $10 + the contingent coupon payment due at maturity

▪  If the final share price of the worst performing underlying shares on the final valuation date is less than the applicable downside threshold price: $10 + ($10 × the share return of the worst performing underlying shares on the final valuation date)

If the final share price of the worst performing underlying shares on the final valuation date is less than the applicable downside threshold price, you will receive less, and possibly significantly less, than 60.00% of the stated principal amount of your securities at maturity, and you will not receive any contingent coupon payment at maturity.

Listing:	The securities will not be listed on any securities exchange
Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1)(2)	Underwriting fee	Proceeds to issuer
Per security:	$10.00	$0.15(2)	$9.80
$0.05(3)
Total:	$	$	$

(Key Terms continued on next page)

(1) Citigroup Global Markets Holdings Inc. currently expects that the estimated value of the securities on the pricing date will be at least $8.960 per security, which will be less than the issue price. The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $0.20 for each $10 security sold in this offering. Certain selected dealers, including Morgan Stanley Wealth Management, and their financial advisors will collectively receive from CGMI a fixed selling concession of $0.15 for each $10 security they sell. Additionally, it is possible that CGMI and its affiliates may profit from expected hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.

(3) Reflects a structuring fee payable to Morgan Stanley Wealth Management by CGMI of $0.05 for each security.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-9.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

You should read this pricing supplement together with the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below:

Product Supplement No. EA-04-08 dated February 15, 2019     Underlying Supplement No. 8 dated February 21, 2019

Prospectus Supplement and Prospectus each dated May 14, 2018

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Global Markets Holdings Inc.

Contingent Income Auto-Callable Securities Due September-----, 2022

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

KEY TERMS (continued)
Automatic early redemption:	If, on any potential redemption date, the closing price of the worst performing underlying shares on that valuation date is greater than or equal to the applicable initial share price, each security you then hold will be automatically redeemed on the related contingent coupon payment date for an amount in cash equal to the early redemption payment. If the securities are redeemed, no further payments will be made.
Potential redemption dates:	Each quarterly valuation date beginning in December 2020 and ending in June 2022
Early redemption payment:	The stated principal amount of $10 per security plus the related contingent coupon payment
Final share price:	For each of the underlying shares, the applicable closing price on the final valuation date
Share return:	For each of the underlying shares on any valuation date, (i) its final share price minus its initial share price, divided by (ii) its initial share price
Worst performing underlying shares:	For any valuation date, the underlying shares with the lowest share return on that valuation date
CUSIP / ISIN:	17327Y345 / US17327Y3457

Additional Information

General. The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, certain events may occur that could affect whether you receive a contingent coupon payment on a contingent coupon payment date as well as your payment at maturity, such as market disruption events and other events affecting the underlying shares. These events and their consequences are described in the accompanying product supplement in the sections “Description of the Securities—Consequences of a Market Disruption Event; Postponement of a Valuation Date,” “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments” and “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Delisting, Liquidation or Termination of an Underlying ETF,” and not in this pricing supplement. The accompanying underlying supplement contains important disclosures regarding the underlying shares that are not repeated in this pricing supplement. It is important that you read the accompanying product supplement, underlying supplement, prospectus supplement and prospectus together with this pricing supplement before deciding whether to invest in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

Dilution and Reorganization Adjustments. The initial share price and the downside threshold price applicable to each of the underlying shares are each a “Relevant Value” for purposes of the section “Description of the Securities— Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments” in the accompanying product supplement. Accordingly, the initial share price and the downside threshold price applicable to each of the underlying shares are each subject to adjustment upon the occurrence of any of the events described in that section.

Prospectus. The first sentence of “Description of Debt Securities— Events of Default and Defaults” in the accompanying prospectus shall be amended to read in its entirety as follows:

Events of default under the indenture are:

•	failure of Citigroup Global Markets Holdings or Citigroup to pay required interest on any debt security of such series for 30 days;
•	failure of Citigroup Global Markets Holdings or Citigroup to pay principal, other than a scheduled installment payment to a sinking fund, on any debt security of such series for 30 days;
•	failure of Citigroup Global Markets Holdings or Citigroup to make any required scheduled installment payment to a sinking fund for 30 days on debt securities of such series;
•	failure of Citigroup Global Markets Holdings to perform for 90 days after notice any other covenant in the indenture applicable to it other than a covenant included in the indenture solely for the benefit of a series of debt securities other than such series; and
•	certain events of bankruptcy or insolvency of Citigroup Global Markets Holdings, whether voluntary or not (Section 6.01).
September 2020	PS-2

Citigroup Global Markets Holdings Inc.

Contingent Income Auto-Callable Securities Due September-----, 2022

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

Investment Summary

The securities provide an opportunity for investors to earn a quarterly contingent coupon payment, which is an amount equal to $0.25 (2.50% of the stated principal amount) per security, with respect to each quarterly valuation date on which the closing price of the worst performing underlying shares on that valuation date is greater than or equal to 60% of the applicable initial share price, which we refer to as the applicable downside threshold price. The worst performing underlying shares on any valuation date are the underlying shares with the lowest closing price on that valuation date as a percentage of the applicable initial share price, which we refer to as the applicable share return on that valuation date. The quarterly contingent coupon payment, if any, will be payable quarterly on the relevant contingent coupon payment date, which is the third business day after the related valuation date or, in the case of the quarterly contingent coupon payment, if any, with respect to the final valuation date, the maturity date. If the closing price of the worst performing underlying shares on any valuation date is less than the applicable downside threshold price, investors will receive no quarterly contingent coupon payment for the related quarterly period. It is possible that the closing price of the worst performing underlying shares could be below the applicable downside threshold price on most or all of the valuation dates so that you will receive few or no quarterly contingent coupon payments. We refer to these payments as contingent because there is no guarantee that you will receive a payment on any contingent coupon payment date. Even if the closing price of the worst performing underlying shares was at or above the applicable downside threshold price on some quarterly valuation dates, the closing price of the worst performing underlying shares may fluctuate below the applicable downside threshold price on others.

If the closing price of the worst performing underlying shares on any potential redemption date (beginning approximately three months after the issue date) is greater than or equal to the applicable initial share price, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the quarterly contingent coupon payment with respect to the related potential redemption date. If the securities have not previously been automatically redeemed and the final share price of the worst performing underlying shares on the final valuation date is greater than or equal to the applicable downside threshold price, the payment at maturity will also be the sum of the stated principal amount and the quarterly contingent coupon payment with respect to the final valuation date. However, if the securities have not previously been automatically redeemed and the final share price of the worst performing underlying shares on the final valuation date is less than the applicable downside threshold price, investors will be exposed to the decline in the closing price of the worst performing underlying shares on the final valuation date, as compared to the applicable initial share price, on a 1-to-1 basis. Under these circumstances, the payment at maturity will be (i) the stated principal amount plus (ii) (a) the stated principal amount times (b) the share return of the worst performing underlying shares on the final valuation date, which means that the payment at maturity will be less than 60.00% of the stated principal amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing their entire principal and also the risk of receiving few or no quarterly contingent coupon payments over the term of the securities. The stated payments on the securities are based solely on the performance of the worst performing underlying shares on each valuation date. As a result, investors will be negatively affected by adverse movements in any one of the underlying shares, regardless of the performance of the others. In addition, investors will not participate in any appreciation of any of the underlying shares.

Key Investment Rationale

The securities offer investors an opportunity to earn a quarterly contingent coupon payment equal to 2.50% of the stated principal amount with respect to each valuation date on which the closing price of the worst performing underlying shares on that valuation date is greater than or equal to 60% of the applicable initial share price, which we refer to as the applicable downside threshold price. The securities may be automatically redeemed prior to maturity for the stated principal amount per security plus the applicable quarterly contingent coupon payment, and the payment at maturity will vary depending on the final share price of the worst performing underlying shares on the final valuation date, as follows:

Scenario 1

On any potential redemption date (beginning approximately three months after the issue date), the closing price of the worst performing underlying shares on that valuation date is greater than or equal to the applicable initial share price.

■    The securities will be automatically redeemed for (i) the stated principal amount plus (ii) the quarterly contingent coupon payment with respect to the related potential redemption date.

■    Investors will not participate in any appreciation of any of the underlying shares from their applicable initial share prices.

Scenario 2

The securities are not automatically redeemed prior to maturity, and the final share price of the worst performing underlying shares on the final valuation date is greater than or equal to the applicable downside threshold price.

■    The payment due at maturity will be (i) the stated principal amount plus (ii) the quarterly contingent coupon

September 2020	PS-3

Citigroup Global Markets Holdings Inc.

Contingent Income Auto-Callable Securities Due September-----, 2022

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

payment with respect to the final valuation date. ■ Investors will not participate in any appreciation of any of the underlying shares from their applicable initial share prices.
Scenario 3

The securities are not automatically redeemed prior to maturity, and the final share price of the worst performing underlying shares on the final valuation date is less than the applicable downside threshold price.

■    The payment due at maturity will be (i) the stated principal amount plus (ii) (a) the stated principal amount times (b) the share return of the worst performing underlying shares on the final valuation date.

■    Investors will lose a significant portion, and may lose all, of their principal in this scenario.

September 2020	PS-4

Citigroup Global Markets Holdings Inc.

Contingent Income Auto-Callable Securities Due September-----, 2022

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate potential payments on the securities. The first diagram illustrates how to determine whether a contingent coupon payment will be paid with respect to a quarterly valuation date. The second diagram illustrates how to determine whether the securities will be automatically redeemed following a potential redemption date. The third diagram illustrates how to determine the payment at maturity if the securities are not automatically redeemed prior to maturity.

Diagram #1: Quarterly Contingent Coupon Payments

Diagram #2: Automatic Early Redemption

September 2020	PS-5

Citigroup Global Markets Holdings Inc.

Contingent Income Auto-Callable Securities Due September-----, 2022

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

Diagram #3: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about contingent coupon payments and the payment upon an early automatic redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page PS-7.

September 2020	PS-6

Citigroup Global Markets Holdings Inc.

Contingent Income Auto-Callable Securities Due September-----, 2022

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

Hypothetical Examples

The examples below illustrate how to determine whether a contingent coupon will be paid with respect to a quarterly valuation date, how to determine whether the securities will be automatically redeemed prior to maturity and how to calculate the payment at maturity on the securities if the securities are not automatically redeemed prior to maturity. You should understand that the term of the securities, and your opportunity to receive the contingent coupon payments on the securities, may be limited to as short as three months if the securities are automatically redeemed prior to the maturity date. For ease of analysis, figures in the examples below may have been rounded.

The examples below are based on the following hypothetical values and assumptions in order to illustrate how the securities work and do not reflect the actual initial share prices of any of the underlying shares or their applicable downside threshold prices, each of which will be determined on the pricing date:

Quarterly contingent coupon payment:	$0.25 (2.50% of the stated principal amount) per security
Hypothetical initial share price:

With respect to the shares of Financial Select Sector SPDR® Fund, $100.00

With respect to the shares of Energy Select Sector SPDR® Fund, $100.00

With respect to the shares of Utilities Select Sector SPDR® Fund, $100.00

Hypothetical downside threshold price:

With respect to the shares of Financial Select Sector SPDR® Fund, $60.00, which is 60% of their hypothetical initial share price

With respect to the shares of Energy Select Sector SPDR® Fund, $60.00, which is 60% of their hypothetical initial share price

With respect to the shares of Utilities Select Sector SPDR® Fund, $60.00, which is 60% of their hypothetical initial share price

How to determine whether a contingent coupon is payable with respect to a quarterly potential redemption date and whether the securities are automatically redeemed following that potential redemption date:

	Hypothetical closing price of the shares of Financial Select Sector SPDR® Fund	Hypothetical closing price of the shares of Energy Select Sector SPDR® Fund	Hypothetical closing price of the shares of Utilities Select Sector SPDR® Fund	Hypothetical contingent coupon payment or payment upon automatic early redemption per security
Example 1*	$90.00 (share return = -10%)	$110.00 (share return = 10%)	$105.00 (share return = 5%)	$0.25
Example 2*	$110.00 (share return = 10%)	$45.00 (share return = -55%)	$120.00 (share return = 20%)	$0.00
Example 3*	$150.00 (share return = 50%)	$120.00 (share return = 20%)	$105.00 (share return = 5%)	$10.25
*These examples occur on a potential redemption date (beginning approximately three months after the issue date).

Example 1: On the hypothetical potential redemption date, the shares of Financial Select Sector SPDR® Fund have the lowest share return and, therefore, are the worst performing underlying shares. In this scenario, the closing price of the worst performing underlying shares is greater than the applicable downside threshold price and, as a result, investors in the securities would receive the contingent coupon payment of $0.25 per security on the related contingent coupon payment date. Because the closing price of the worst performing underlying shares is less than the applicable initial share price, the securities would not be automatically redeemed, even though the closing prices of the other underlying shares are greater than their respective initial share prices.

Example 2: On the hypothetical potential redemption date, the shares of Energy Select Sector SPDR® Fund have the lowest share return and, therefore, are the worst performing underlying shares. In this scenario, the closing price of the worst performing underlying shares is less than the applicable downside threshold price and, as a result, investors would not receive any contingent coupon payment on the related contingent coupon payment date, even though the closing prices of the other underlying shares are greater than their respective initial share prices. In addition, because the closing price of the worst performing underlying shares is less than their initial share price, the securities would not be automatically redeemed following the hypothetical potential redemption date.

Investors in the securities will not receive a contingent coupon payment with respect to a valuation date if the closing price of the worst performing underlying shares on that valuation date is less than the applicable downside threshold price, even if the closing prices of the other underlying shares are greater than their respective downside threshold prices.

Example 3: On the hypothetical potential redemption date, the shares of Utilities Select Sector SPDR® Fund have the lowest share return and, therefore, are the worst performing underlying shares. In this scenario, the closing price of the worst performing underlying shares is greater than the applicable initial share price, and the securities would be automatically redeemed on the related contingent coupon

September 2020	PS-7

Citigroup Global Markets Holdings Inc.

Contingent Income Auto-Callable Securities Due September-----, 2022

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

payment date for the early redemption payment, which is an amount in cash equal to the stated principal amount plus the related contingent coupon payment, or $10.25 per security.

How to determine the payment at maturity on the securities if the securities are not earlier automatically redeemed:

	Hypothetical closing price of the shares of Financial Select Sector SPDR® Fund	Hypothetical closing price of the shares of Energy Select Sector SPDR® Fund	Hypothetical closing price of the shares of Utilities Select Sector SPDR® Fund	Hypothetical payment at maturity per security
Example 4	$110.00 (share return = 10%)	$120.00 (share return = 20%)	$115.00 (share return = 15%)	$10.25
Example 5	$105.00 (share return = 5%)	$40.00 (share return = -60%)	$160.00 (share return = 60%)	$4.00
Example 6	$85.00 (share return = -15%)	$120.00 (share return = 20%)	$20.00 (share return = -80%)	$2.00

Example 4: In this example, the shares of Financial Select Sector SPDR® Fund are the worst performing underlying shares on the final valuation date. In this scenario, the final share price of the worst performing underlying shares on the final valuation date is greater than the applicable downside threshold price. Accordingly, at maturity, you would receive the stated principal amount of the securities plus the contingent coupon payment of $0.25 per security, but you would not participate in the appreciation of any of the underlying shares even though all of the underlying shares have appreciated from their respective initial share prices.

Example 5: In this example, the shares of Energy Select Sector SPDR® Fund are the worst performing underlying shares on the final valuation date. In this scenario, the final share price of the worst performing underlying shares on the final valuation date is less than the applicable downside threshold price. Accordingly, at maturity, you would receive a payment per security calculated as follows:

Payment at maturity = $10 + ($10 × share return of the Energy Select Sector SPDR® Fund on the final valuation date) = $10 + ($10 × -60%) = $4.00

In this scenario, you would receive significantly less than the stated principal amount of your securities at maturity. You would incur a loss based on the performance of the worst performing underlying shares on the final valuation date, even though the final share prices of the other underlying shares are greater than their respective downside threshold prices.

Example 6: In this example, the shares of Utilities Select Sector SPDR® Fund are the worst performing underlying shares on the final valuation date and their final share price is less than the applicable downside threshold price. Accordingly, at maturity, you would receive a payment per security calculated as follows:

Payment at maturity = $10 + ($10 × share return of the shares of Utilities Select Sector SPDR® Fund on the final valuation date) = $10 + ($10 × -80%) = $2.00

In this scenario, because the closing price of the worst performing underlying shares on the final valuation date is less than the applicable downside threshold price, you would lose a significant portion of your investment in the securities, even though the final share prices of the other underlying shares are greater than their respective downside threshold prices.

September 2020	PS-8

Citigroup Global Markets Holdings Inc.

Contingent Income Auto-Callable Securities Due September-----, 2022

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities that are guaranteed by Citigroup Inc., including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with each of the underlying shares. Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-7 in the accompanying product supplement. You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

▪	You may lose a significant portion or all of your investment. Unlike conventional debt securities, the securities do not provide for the repayment of the stated principal amount at maturity in all circumstances. If the securities are not automatically redeemed prior to maturity and the final share price of the worst performing underlying shares on the final valuation date is less than the applicable downside threshold price, you will lose a significant portion or all of your investment, based on a loss of 1% of the stated principal amount of the securities for every 1% by which the final share price of the worst performing underlying shares on the final valuation date is less than the applicable initial share price, regardless of the performance of the other underlying shares. There is no minimum payment at maturity on the securities, and you may lose up to all of your investment. If the final share price of any of the underlying shares is less than the applicable downside threshold price, you will be fully exposed to any depreciation of the worst performing underlying shares from their initial share price to their final share price.

▪	You will not receive any contingent coupon payment for any quarter in which the closing price of the worst performing underlying shares on the related valuation date is less than the applicable downside threshold price. A contingent coupon payment will be made on a contingent coupon payment date if and only if the closing price of the worst performing underlying shares on the related valuation date is greater than or equal to the applicable downside threshold price. If the closing price of the worst performing underlying shares on any quarterly valuation date is less than the applicable downside threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date, and if the closing price of the worst performing underlying shares is below the applicable downside threshold price on each valuation date, you will not receive any contingent coupon payments over the term of the securities. If the closing price of any of the underlying shares on any quarterly valuation date is less than the applicable downside threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date.

▪	The securities are subject to the risks of all of the underlying shares and will be negatively affected if any one of the underlying shares performs poorly, even if the other underlying shares perform well. You are subject to risks associated with all of the underlying shares. If any one of the underlying shares performs poorly, you will be negatively affected, even if the other underlying shares perform well. The securities are not linked to a basket composed of the underlying shares, where the better performance of one or two could ameliorate the poor performance of the others. Instead, you are subject to the full risks of whichever of the underlying shares are the worst performing underlying shares on each valuation date.

▪	You will not benefit in any way from the performance of the better performing underlying shares. The return on the securities depends solely on the performance of the worst performing underlying shares on each valuation date, and you will not benefit in any way from the performance of the better performing underlying shares. The securities may underperform a similar investment in all of the underlying shares or a similar alternative investment linked to a basket composed of the underlying shares, since in either such case the performance of the better performing underlying shares would be blended with the performance of the worst performing underlying shares, resulting in a better return than the return of the worst performing underlying shares.

▪	You will be subject to risks relating to the relationship among the underlying shares. It is preferable from your perspective for the underlying shares to be correlated with each other, in the sense that they tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the underlying shares will not exhibit this relationship. The less correlated the underlying shares, the more likely it is that at least one of the underlying shares will perform poorly over the term of the securities. All that is necessary for the securities to perform poorly is for one of the underlying shares to perform poorly; the performance of any underlying shares that are not the worst performing underlying shares is not relevant to your return on the securities. It is impossible to predict what the relationship among the underlying shares will be over the term of the securities.

▪	Higher contingent coupon rates are associated with greater risk. The securities offer contingent coupon payments at an annualized rate that, if all are paid, would produce a yield that is generally higher than the yield on our conventional debt securities of the same maturity. This higher potential yield is associated with greater levels of expected risk as of the pricing date for the securities, including the risk that you may not receive a contingent coupon payment on one or more, or any, contingent coupon payment dates, the securities

September 2020	PS-9

Citigroup Global Markets Holdings Inc.

Contingent Income Auto-Callable Securities Due September-----, 2022

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

will not be automatically redeemed and the amount you receive at maturity may be significantly less than the stated principal amount of your securities and may be zero. The volatility of and the correlation among the underlying shares are important factors affecting these risks. Greater expected volatility of, and lower expected correlation among, the underlying shares as of the pricing date may result in a higher contingent coupon rate, but would also represent a greater expected likelihood as of the pricing date that (i) the closing price of the worst performing underlying shares on one or more valuation dates will be less than the applicable downside threshold price, such that you will not receive one or more, or any, contingent coupon payments during the term of the securities, (ii) the closing price of the worst performing underlying shares on each potential redemption date will be less than the applicable initial share price, such that the securities are not automatically redeemed and (iii) the closing price of the worst performing underlying shares on the final valuation date will be less than the applicable downside threshold price, such that you will suffer a substantial loss of principal at maturity.

▪	You may not be adequately compensated for assuming the downside risk of the worst performing underlying shares. The potential contingent coupon payments on the securities are the compensation you receive for assuming the downside risk of the worst performing underlying shares, as well as all the other risks of the securities. That compensation is effectively “at risk” and may, therefore, be less than you currently anticipate. First, the actual yield you realize on the securities could be lower than you anticipate because the coupon is “contingent” and you may not receive a contingent coupon payment on one or more, or any, of the contingent coupon payment dates. Second, the contingent coupon payments are the compensation you receive not only for the downside risk of the worst performing underlying shares on the final valuation date, but also for all of the other risks of the securities, including the risk that the securities may be automatically redeemed beginning approximately three months after the issue date, interest rate risk and our and/or Citigroup Inc.’s credit risk. If those other risks increase or are otherwise greater than you currently anticipate, the contingent coupon payments may turn out to be inadequate to compensate you for all the risks of the securities, including the downside risk of the worst performing underlying shares on the final valuation date.

▪	The securities may be automatically redeemed prior to maturity, limiting your opportunity to receive contingent coupon payments. On any potential redemption date beginning approximately three months after issuance and prior to the final valuation date, the securities will be automatically redeemed if the closing price of the worst performing underlying shares on that potential redemption date is greater than or equal to the applicable initial share price. Thus, the term of the securities may be limited to as short as approximately three months. If the securities are redeemed prior to maturity, you will not receive any additional contingent coupon payments. Moreover, you may not be able to reinvest your funds in another investment that provides a similar yield with a similar level of risk.

▪	The securities offer downside exposure to the worst performing underlying shares, but no upside exposure to the underlying shares. You will not participate in any appreciation in the price of any of the underlying shares over the term of the securities. Consequently, your return on the securities will be limited to the contingent coupon payments you receive, if any, and may be significantly less than the return on the underlying shares over the term of the securities. In addition, you will not receive any dividends or other distributions or have any other rights with respect to the underlying shares over the term of the securities.

▪	The performance of the securities will depend on the closing prices of the underlying shares solely on the relevant valuation dates, which makes the securities particularly sensitive to the volatility of the underlying shares. Whether the contingent coupon will be paid for any given quarter and whether the securities will be automatically redeemed prior to maturity will depend on the closing prices of the underlying shares solely on the applicable quarterly valuation dates and potential redemption rates, respectively, regardless of the closing prices of the underlying shares on other days during the term of the securities. If the securities are not automatically redeemed, what you receive at maturity will depend solely on the closing price of the worst performing underlying shares on the final valuation date, and not on any other day during the term of the securities. Because the performance of the securities depends on the closing prices of the underlying shares on a limited number of dates, the securities will be particularly sensitive to volatility in the closing prices of the underlying shares. You should understand that all of the underlying shares have historically been highly volatile.

▪	The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive anything owed to you under the securities.

▪	The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

▪	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, will be less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging

September 2020	PS-10

Citigroup Global Markets Holdings Inc.

Contingent Income Auto-Callable Securities Due September-----, 2022

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

the securities that are included in the issue price. These costs include (i) the selling concessions and structuring fees paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

▪	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of and correlation among the underlying shares, dividend yields on the underlying shares and the securities held by the underlying share issuers and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪	The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not the same as the coupon that is payable on the securities.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion. As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.

▪	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪	The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the price and volatility of the underlying shares and a number of other factors, including price and volatility of the securities held by the underlying share issuers, the correlation among the underlying shares, dividend yields on the underlying shares and the securities held by the underlying share issuers, interest rates generally, the time remaining to maturity and our and/or Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate. Changes in the prices of the underlying shares may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

▪	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

▪	The index tracked by the Financial Select Sector SPDR® Fund underwent a significant change on September 16, 2016 and, as a result, the index tracked by the Financial Select Sector SPDR® Fund will differ in important ways from the index tracked by the Financial Select Sector SPDR® Fund in the past. The Financial Select Sector SPDR® Fund seeks to track the Financial Select Sector Index. S&P Dow Jones Indices LLC announced that, on September 16, 2016 (the “rebalance date”), the Financial Select Sector Index would be reconstituted by eliminating the stocks of real estate management and development companies and real estate investment

September 2020	PS-11

Citigroup Global Markets Holdings Inc.

Contingent Income Auto-Callable Securities Due September-----, 2022

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

trusts (“REITs”) (other than mortgage REITs) (“real estate stocks”).  In connection with this change, the Financial Select Sector SPDR® Fund contributed all of its real estate stocks to the Real Estate Select Sector SPDR Fund (“XLRE”) in exchange for shares of XLRE and, on September 19, 2016, the Financial Select Sector SPDR® Fund made an in-kind distribution of the XLRE shares to its shareholders.  As a result of this distribution, the Financial Select Sector SPDR® Fund no longer holds real estate stocks and tracks the performance of only those financial services company stocks (which exclude real estate stocks) that remain in the Financial Select Sector Index.

As of September 16, 2016, according to information published by the Financial Select Sector SPDR® Fund, the XLRE shares held by the Financial Select Sector SPDR® Fund represented approximately 18.8% of its total assets.  Accordingly, prior to the rebalance date, real estate stocks accounted for a significant percentage of the Financial Select Sector SPDR® Fund’s holdings and, therefore, after the rebalance date, the Financial Select Sector SPDR® Fund tracks a portfolio of stocks that differs meaningfully from the portfolio that it tracked prior to the rebalance date.  When evaluating the historical performance of the Financial Select Sector SPDR® Fund contained in this pricing supplement, you should bear in mind that the index tracked by the Financial Select Sector SPDR® Fund included a different composition of stocks during the historical period shown than it will include going forward.  The historical performance of the Financial Select Sector SPDR® Fund might have been meaningfully different had the index tracked by the Financial Select Sector SPDR® Fund included during the historical period the same composition of stocks as it includes after the rebalance date.

The changes to the Financial Select Sector SPDR® Fund described above represent a significant change in the nature of the Financial Select Sector SPDR® Fund.  We cannot predict what effect these changes may have on the performance of the Financial Select Sector SPDR® Fund.  It is possible that these changes could adversely affect the performance of the Financial Select Sector SPDR® Fund and, in turn, your return on the securities.

▪	The Financial Select Sector SPDR® Fund is subject to risks associated with the financial services sector. All or substantially all of the securities held by the Financial Select Sector SPDR® Fund are issued by companies whose primary line of business is directly associated with the financial services sector, including companies from the following sub-industries: banks, thrifts and mortgage finance, diversified financial services, consumer finance, capital markets, mortgage REITs and insurance. Because the value of the securities is linked to the performance of the Financial Select Sector SPDR® Fund, an investment in the securities will be subject to concentrated risks relating to the financial services sector. Financial services companies are subject to extensive governmental regulation, which may limit both the amounts and types of loans and other financial commitments they can make, the interest rates and fees they can charge, the scope of their activities, the prices they can charge and the amount of capital they must maintain. Profitability is largely dependent on the availability and cost of capital funds and can fluctuate significantly when interest rates change or due to increased competition. In addition, deterioration of the credit markets generally may cause an adverse impact in a broad range of markets, including U.S. and international credit and interbank money markets generally, thereby affecting a wide range of financial institutions and markets. Certain events in the financial sector may cause an unusually high degree of volatility in the financial markets, both domestic and foreign, and cause certain financial services companies to incur large losses. Securities of financial services companies may experience a dramatic decline in value when such companies experience substantial declines in the valuations of their assets, take action to raise capital (such as the issuance of debt or equity securities), or cease operations. Credit losses resulting from financial difficulties of borrowers and financial losses associated with investment activities can negatively impact the sector. Insurance companies may be subject to severe price competition. Adverse economic, business or political developments could adversely affect financial institutions engaged in mortgage finance or other lending or investing activities directly or indirectly connected to the value of real estate. Because the securities are subject to the concentrated risks affecting financial services companies, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the financial services sector than a more diversified investment.

▪	The Financial Select Sector SPDR® Fund may be disproportionately affected by the performance of a small number of stocks. Approximately 41% of the Financial Select Sector SPDR® Fund is invested in just five stocks – Berkshire Hathaway Inc. Class B, JPMorgan Chase & Co., Bank of America Corporation, Wells Fargo & Company and Citigroup Inc. As a result, a decline in the prices of one or more of these stocks, including as a result of events negatively affecting one or more of these companies, may have the effect of significantly lowering the price of the Financial Select Sector SPDR® Fund even if none of the other securities held by the Financial Select Sector SPDR® Fund are affected by such events. Because of the weighting of the holdings of the Financial Select Sector SPDR® Fund, the amount you receive at maturity could be less than the cash settlement amount you would have received if you had invested in a product linked to an exchange-traded fund that capped the maximum weight of any one stock to a low amount or that equally weighted all stocks held by such exchange-traded fund.

▪	Citigroup Inc. is an issuer of equity securities held by the Financial Select Sector SPDR® Fund. Citigroup Inc. is currently an issuer of equity securities held by the Financial Select Sector SPDR® Fund, but, to our knowledge, neither we nor Citigroup are currently affiliated with any other company the equity securities of which are held by the Financial Select Sector SPDR® Fund. Neither we nor Citigroup Inc. have any ability to control the actions of the other issuers of such equity securities. None of the proceeds of this offering will go to the Financial Select Sector SPDR® Fund or the other issuers of equity securities held by the Financial Select Sector SPDR® Fund, and none of those issuers are involved in the offering of the securities in any way. Neither those issuers nor Citigroup Inc. have any obligation to consider your interests as a holder of the securities in taking any corporate actions that might affect the value of your securities.

September 2020	PS-12

Citigroup Global Markets Holdings Inc.

Contingent Income Auto-Callable Securities Due September-----, 2022

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

▪	The Energy Select Sector SPDR® Fund is subject to concentrated risks associated with the energy sector. The stocks included in the index underlying the Energy Select Sector SPDR® Fund and that are generally tracked by the Energy Select Sector SPDR® Fund are stocks of companies whose primary business is directly associated with the energy sector, including the following two sub-sectors: (i) oil, gas and consumable fuels and (ii) energy equipment and services. Because the securities are linked to the performance of the Energy Select Sector SPDR® Fund, an investment in the securities exposes investors to concentrated risks associated with investments in the energy sector.

Energy companies develop and produce crude oil and natural gas and/or provide drilling and other energy resources production and distribution related services. Stock prices for these types of companies are mainly affected by the business, financial and operating conditions of the particular company, as well as changes in prices for oil, gas and other types of fuels, which in turn largely depend on supply and demand for various energy products and services. Some of the factors that may influence supply and demand for energy products and services include: general economic conditions and growth rates; weather conditions; the cost of exploring for, producing and delivering oil and gas; technological advances affecting energy efficiency and energy consumption; the ability of the Organization of Petroleum Exporting Countries (OPEC) to set and maintain production levels of oil; currency fluctuations; inflation; natural disasters; civil unrest, acts of sabotage or terrorism; and other regional or global events. The profitability of energy companies may also be adversely affected by existing and future laws, regulations, government actions and other legal requirements relating to protection of the environment, health and safety matters and others that may increase the costs of conducting their business or may reduce or delay available business opportunities. Increased supply or weak demand for energy products and services, as well as various developments leading to higher costs of doing business or missed business opportunities, would adversely impact the performance of companies in the energy sector. The value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the energy sector or one of the sub-sectors of the energy sector than a different investment linked to securities of a more broadly diversified group of issuers.

▪	The Utilities Select Sector SPDR® Fund is subject to risks associated with the utilities sector. All or substantially all of the equity securities held by the Utilities Select Sector SPDR® Fund are issued by companies whose primary line of business is directly associated with the utilities sector. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. Utility companies are affected by supply and demand, operating costs, government regulation, environmental factors, liabilities for environmental damage and general civil liabilities and rate caps or rate changes. Although rate changes of a regulated utility usually fluctuate in approximate correlation with financing costs, due to political and regulatory factors, rate changes ordinarily occur only following a delay after the changes in financing costs. This factor will tend to favorably affect a regulated utility company’s earnings and dividends in times of decreasing costs, but conversely, will tend to adversely affect earnings and dividends when costs are rising. The value of regulated utility equity securities may tend to have an inverse relationship to the movement of interest rates. Certain utility companies have experienced full or partial deregulation in recent years. These utility companies are frequently more similar to industrial companies in that they are subject to greater competition and have been permitted by regulators to diversify outside of their original geographic regions and their traditional lines of business. These opportunities may permit certain utility companies to earn more than their traditional regulated rates of return. Some companies, however, may be forced to defend their core business and may be less profitable. In addition, natural disasters, terrorist attacks, government intervention or other factors may render a utility company’s equipment unusable or obsolete and negatively impact profitability. Among the risks that may affect utility companies are the following: risks of increases in fuel and other operating costs; the high cost of borrowing to finance capital construction during inflationary periods; restrictions on operations and increased costs and delays associated with compliance with environmental and nuclear safety regulations; and the difficulties involved in obtaining natural gas for resale or fuel for generating electricity at reasonable prices. Other risks include those related to the construction and operation of nuclear power plants, the effects of energy conservation and the effects of regulatory changes. These factors could affect the utilities sector and could affect the value of the equity securities held by the Utilities Select Sector SPDR® Fund and the price of the Utilities Select Sector SPDR® Fund during the term of the securities, which may adversely affect the value of your securities.

▪	Our offering of the securities does not constitute a recommendation of any of the underlying shares. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the underlying shares is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the underlying shares or the securities held by the underlying share issuers or in instruments related to the underlying shares or such securities and may publish research or express opinions, that in each case are inconsistent with an investment linked to the underlying shares. These and other activities of our affiliates may affect the prices of the underlying shares in a way that has a negative impact on your interests as a holder of the securities.

▪	The price and performance of any underlying share issuer may not completely track the performance of its underlying index or its net asset value per share. The underlying share issuers do not fully replicate the underlying indices that they seek to track (each, the “ETF underlying index”) and may hold securities different from those included in its ETF underlying index. In addition, the performance of any underlying share issuer reflect additional transaction costs and fees that are not included in the calculation of its ETF underlying index. All of these factors may lead to a lack of correlation between the performance of any underlying share issuer and its ETF underlying index. In addition, corporate actions with respect to the equity securities constituting any underlying share issuer’s ETF underlying index or held by any underlying share issuer (such as mergers and spin-offs) may impact the variance between the performance of any underlying share issuer and its ETF underlying index. Finally, because any of the underlying shares are traded on

September 2020	PS-13

Citigroup Global Markets Holdings Inc.

Contingent Income Auto-Callable Securities Due September-----, 2022

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

NYSE Arca, Inc. and are subject to market supply and investor demand, the market value of any underlying share issuer may differ from its net asset value per share.

During periods of market volatility, securities underlying any underlying share issuer may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of any underlying share issuer and the liquidity of any underlying share issuer may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of any underlying share issuer. Further, market volatility may adversely affect, sometimes materially, the price at which market participants are willing to buy and sell any underlying share issuer. As a result, under these circumstances, the market value of any underlying share issuer may vary substantially from its net asset value per share. For all of the foregoing reasons, the performance of any underlying share issuer might not correlate with the performance of its ETF underlying index and/or its net asset value per share, which could materially and adversely affect the value of the securities in the secondary market and/or reduce your return on the securities.

▪	The prices of the underlying shares may be adversely affected by our or our affiliates’ hedging and other trading activities. We expect to hedge our obligations under the securities through CGMI or other of our affiliates, who may take positions directly in the underlying shares or the securities held by the underlying share issuers and other financial instruments related to the underlying shares and may adjust such positions during the term of the securities. Our affiliates also trade the underlying shares or the securities held by the underlying share issuers and other financial instruments related to the underlying shares or such securities on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the prices of the underlying shares in a way that negatively affects the value of the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

▪	We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates may currently or from time to time engage in business with the underlying share issuers or the issuers of the securities held by the underlying share issuers, including extending loans to, making equity investments in or providing advisory services to those issuers. In the course of this business, we or our affiliates may acquire non-public information about the underlying share issuers, which we will not disclose to you. Moreover, if any of our affiliates is or becomes a creditor of any such issuer, they may exercise any remedies against that issuer that are available to them without regard to your interests.

▪	Even if any underlying share issuer pays a dividend that it identifies as special or extraordinary, no adjustment will be required under the securities for that dividend unless it meets the criteria specified in the accompanying product supplement. In general, an adjustment will not be made under the terms of the securities for any cash dividend paid on any of the underlying shares unless the amount of the dividend per underlying share, together with any other dividends paid in the same fiscal quarter, exceeds the dividend paid per underlying share in the most recent fiscal quarter by an amount equal to at least 10% of the closing price of the applicable underlying shares on the date of declaration of the dividend. Any dividend will reduce the closing price of the applicable underlying shares by the amount of the dividend per underlying share. If the applicable underlying share issuer pays any dividend for which an adjustment is not made under the terms of the securities, holders of the securities may be adversely affected. See “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments—Certain Extraordinary Cash Dividends” in the accompanying product supplement.

▪	The securities will not be adjusted for all events that could affect the price of any of the underlying shares. For example, we will not make any adjustment for ordinary dividends or extraordinary dividends that do not meet the criteria described above. Moreover, the adjustments we do make may not fully offset the dilutive or adverse effect of the particular event. Investors in the securities may be adversely affected by such an event in a circumstance in which a direct holder of any of the underlying shares would not.

▪	The securities may become linked to shares of an issuer other than one of the original underlying share issuers upon the occurrence of a reorganization event or upon the delisting of any of the underlying shares. For example, if any underlying share issuer enters into a merger agreement that provides for holders of the applicable underlying shares to receive stock of another entity, the stock of such other entity will become the applicable underlying shares for all purposes of the securities upon consummation of the merger. Additionally, if the applicable underlying shares are delisted or any underlying share issuer is otherwise terminated, the calculation agent may, in its sole discretion, select shares of another issuer to be the applicable underlying shares. See “Description of the Securities— Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments,” and “—Delisting, Liquidation or Termination of an Underlying ETF” in the accompanying product supplement.

▪	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur, such as market disruption events, events with respect to any of the underlying share issuers that may require a dilution adjustment or the delisting of the applicable underlying shares, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your return on the securities. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.

September 2020	PS-14

Citigroup Global Markets Holdings Inc.

Contingent Income Auto-Callable Securities Due September-----, 2022

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

▪	Changes made by the investment adviser to any underlying share issuer or by the sponsor of any ETF underlying index may adversely affect any underlying shares. We are not affiliated with the investment adviser to any underlying share issuer or with the sponsor of any ETF underlying index. Accordingly, we have no control over any changes such investment adviser or sponsor may make to any underlying share issuer or any ETF underlying index. Such changes could be made at any time and could adversely affect the performance of any underlying shares.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as described in “United States Federal Tax Considerations” below. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Non-U.S. investors should note that persons having withholding responsibility in respect of the securities may withhold on any coupon payment paid to a non-U.S. investor, generally at a rate of 30%. To the extent that we have withholding responsibility in respect of the securities, we intend to so withhold.

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

September 2020	PS-15

Citigroup Global Markets Holdings Inc.

Contingent Income Auto-Callable Securities Due September-----, 2022

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

Information About the Financial Select Sector SPDR® Fund

The Financial Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the performance of publicly traded equity securities of companies in the Financial Select Sector Index. The Financial Select Sector Index is intended to provide an indication of the pattern of common stock price movements of companies that are components of the S&P 500® Index and whose primary line of business is directly associated with the financial sector, including companies from the following sub-industries: banks, thrifts and mortgage finance, diversified financial services, consumer finance, capital markets, mortgage REITs and insurance.

The Financial Select Sector SPDR® Fund is managed by the Select Sector SPDR® Trust, a registered investment company. The Select Sector SPDR® Trust consists of nine separate investment portfolios, including the Financial Select Sector SPDR® Fund. Information provided to or filed with the SEC by The Select Sector SPDR® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The shares of the Financial Select Sector SPDR® Fund trade on the NYSE Arca, Inc. under the ticker symbol “XLF.”

Please refer to the sections “Risk Factors” and “Fund Descriptions—The Select Sector SPDR® Funds” in the accompanying underlying supplement for important disclosures regarding the Financial Select Sector SPDR® Fund, including certain risks that are associated with an investment linked to the Financial Select Sector SPDR® Fund.

This pricing supplement relates only to the securities offered hereby and does not relate to the Financial Select Sector SPDR® Fund or other securities of the underlying share issuer. We have derived all disclosures contained in this pricing supplement regarding the Financial Select Sector SPDR® Fund and the underlying share issuer from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying share issuer or the Financial Select Sector SPDR® Fund.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The underlying share issuer is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the Financial Select Sector SPDR® Fund.

Historical Information

The graph below shows the closing prices of the Financial Select Sector SPDR® Fund for each day such price was available from January 4, 2010 to August 26, 2020. The table that follows shows the high and low closing prices of, and dividends paid on, the Financial Select Sector SPDR® Fund for each quarter in that same period. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. You should not take the historical prices of the Financial Select Sector SPDR® Fund as an indication of future performance.

When evaluating the historical performance of the shares of the Financial Select Sector SPDR® Fund contained below, you should bear in mind that the index tracked by the Financial Select Sector SPDR® Fund included a different composition of stocks prior to September 16, 2016 than it includes after that date, as described under “Summary Risk Factors—The index tracked by the Financial Select Sector SPDR® Fund underwent a significant change on September 16, 2016 and, as a result, the index tracked by the Financial Select Sector SPDR® Fund will differ in important ways from the index tracked by the Financial Select Sector SPDR® Fund in the past.” The historical performance of the shares of the Financial Select Sector SPDR® Fund might have been meaningfully different had the index included, during the period prior to September 16, 2016, the same composition of stocks as it includes after that date.

September 2020	PS-16

Citigroup Global Markets Holdings Inc.

Contingent Income Auto-Callable Securities Due September-----, 2022

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

Financial Select Sector SPDR® Fund – Historical Closing Prices January 4, 2010 to August 26, 2020

* The red line indicates the hypothetical downside threshold price with respect to the Financial Select Sector SPDR® Fund of $14.904, assuming the closing price on August 26, 2020 were the applicable initial share price.

Financial Select Sector SPDR® Fund	High	Low	Dividends
2010
First Quarter	$13.01	$11.09	$0.03636
Second Quarter	$13.84	$11.21	$0.03056
Third Quarter	$12.25	$10.91	$0.03333
Fourth Quarter	$13.00	$11.64	$0.05619
2011
First Quarter	$13.97	$12.92	$0.04187
Second Quarter	$13.56	$11.94	$0.05288
Third Quarter	$12.71	$9.36	$0.05031
Fourth Quarter	$11.41	$9.16	$0.08044
2012
First Quarter	$12.97	$10.80	$0.04978
Second Quarter	$12.92	$10.86	$0.06782
Third Quarter	$13.22	$11.55	$0.00000
Fourth Quarter	$13.55	$12.31	$0.06611
2013
First Quarter	$15.00	$13.68	$0.16613
Second Quarter	$16.38	$14.48	$0.00000
Third Quarter	$16.95	$15.76	$0.15770
Fourth Quarter	$17.75	$15.89	$0.10115
2014
September 2020	PS-17

Citigroup Global Markets Holdings Inc.

Contingent Income Auto-Callable Securities Due September-----, 2022

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

First Quarter	$18.25	$16.67	$0.08285
Second Quarter	$18.60	$17.28	$0.08961
Third Quarter	$19.33	$17.99	$0.09836
Fourth Quarter	$20.33	$17.90	$0.12611
2015
First Quarter	$20.08	$18.68	$0.09072
Second Quarter	$20.52	$19.56	$0.11014
Third Quarter	$20.77	$18.09	$0.11347
Fourth Quarter	$20.16	$18.41	$0.14984
2016
First Quarter	$19.05	$15.99	$0.12300
Second Quarter	$19.36	$17.42	$0.12110
Third Quarter	$19.95	$18.17	$0.11439
Fourth Quarter	$23.75	$19.21	$0.10675
2017
First Quarter	$25.24	$22.95	$0.08790
Second Quarter	$24.69	$22.90	$0.09306
Third Quarter	$25.86	$23.88	$0.10322
Fourth Quarter	$28.22	$26.05	$0.12828
2018
First Quarter	$30.17	$26.82	$0.10456
Second Quarter	$28.34	$26.36	$0.11897
Third Quarter	$28.98	$26.48	$0.12750
Fourth Quarter	$28.19	$22.31	$0.14495
2019
First Quarter	$26.90	$23.48	$0.13466
Second Quarter	$28.07	$26.01	$0.13946
Third Quarter	$28.69	$25.98	$0.14427
Fourth Quarter	$30.94	$26.78	$0.15629
2020
First Quarter	$31.17	$17.66	$0.15930
Second Quarter	$26.74	$19.55	$0.15160
Third Quarter (through August 26, 2020)	$25.31	$22.68	$0.00000

The closing price of the shares of Financial Select Sector SPDR® Fund on August 26, 2020 was $24.84.

We make no representation as to the amount of dividends, if any, that may be paid on the shares of Financial Select Sector SPDR® Fund in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the shares of Financial Select Sector SPDR® Fund.

September 2020	PS-18

Citigroup Global Markets Holdings Inc.

Contingent Income Auto-Callable Securities Due September-----, 2022

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

Information About the Energy Select Sector SPDR® Fund

The Energy Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the performance of publicly traded equity securities of companies in the S&P Energy Select Sector Index. The S&P Energy Select Sector Index is intended to provide an indication of the pattern of common stock price movements of companies that are components of the S&P 500® Index and are involved in the development or production of energy. The S&P Energy Select Sector Index includes companies in the following two industries: (i) oil, gas and consumable fuels and (ii) energy equipment and services.

The Energy Select Sector SPDR® Fund is managed by the Select Sector SPDR® Trust, a registered investment company. The Select Sector SPDR® Trust consists of nine separate investment portfolios, including the Energy Select Sector SPDR® Fund. Information provided to or filed with the SEC by the Select Sector SPDR® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of the Energy Select Sector SPDR® Fund trade on the NYSE Arca under the ticker symbol “XLE.”

Please refer to the sections “Risk Factors” and “Fund Descriptions—The Select Sector SPDR® Funds” in the accompanying underlying supplement for important disclosures regarding the Energy Select Sector SPDR® Fund, including certain risks that are associated with an investment linked to the Energy Select Sector SPDR® Fund.

This pricing supplement relates only to the securities offered hereby and does not relate to the Energy Select Sector SPDR® Fund or other securities of the underlying share issuer. We have derived all disclosures contained in this pricing supplement regarding the Energy Select Sector SPDR® Fund and the underlying share issuer from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying share issuer or the Energy Select Sector SPDR® Fund.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The underlying share issuer is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the Energy Select Sector SPDR® Fund.

September 2020	PS-19

Citigroup Global Markets Holdings Inc.

Contingent Income Auto-Callable Securities Due September-----, 2022

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

Historical Information

The graph below shows the closing prices of the Energy Select Sector SPDR® Fund for each day such price was available from January 4, 2010 to August 26, 2020. The table that follows shows the high and low closing prices of, and dividends paid on, the Energy Select Sector SPDR® Fund for each quarter in that same period. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. You should not take the historical prices of the Energy Select Sector SPDR® Fund as an indication of future performance.

Energy Select Sector SPDR® Fund – Historical Closing Prices January 4, 2010 to August 26, 2020

* The red line indicates the hypothetical downside threshold price with respect to the Energy Select Sector SPDR® Fund of $21.438, assuming the closing price on August 26, 2020 were the applicable initial share price.

Energy Select Sector SPDR® Fund	High	Low	Dividends
2010
First Quarter	$60.30	$53.74	$0.20326
Second Quarter	$62.07	$49.68	$0.25157
Third Quarter	$56.31	$49.38	$0.24919
Fourth Quarter	$68.25	$56.11	$0.29291
2011
First Quarter	$80.01	$67.78	$0.25490
Second Quarter	$80.44	$70.99	$0.26457
Third Quarter	$79.79	$58.59	$0.26444
Fourth Quarter	$73.04	$56.55	$0.27738
2012
First Quarter	$76.29	$69.46	$0.28462
Second Quarter	$72.42	$62.00	$0.31109
Third Quarter	$76.57	$64.96	$0.00000
Fourth Quarter	$74.94	$68.59	$0.33369
September 2020	PS-20

Citigroup Global Markets Holdings Inc.

Contingent Income Auto-Callable Securities Due September-----, 2022

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

2013
First Quarter	$79.99	$72.86	$0.72805
Second Quarter	$83.28	$74.09	$0.00000
Third Quarter	$85.30	$78.83	$0.76704
Fourth Quarter	$88.51	$81.87	$0.40268
2014
First Quarter	$89.06	$81.89	$0.42707
Second Quarter	$101.29	$88.45	$0.46353
Third Quarter	$100.58	$90.62	$0.48327
Fourth Quarter	$88.77	$73.36	$0.48542
2015
First Quarter	$82.29	$72.86	$0.51494
Second Quarter	$82.94	$74.64	$0.50882
Third Quarter	$74.54	$59.22	$0.47811
Fourth Quarter	$71.40	$58.78	$0.54224
2016
First Quarter	$63.75	$51.80	$0.45241
Second Quarter	$69.50	$60.18	$0.43643
Third Quarter	$71.80	$65.27	$0.41052
Fourth Quarter	$77.83	$67.77	$0.40236
2017
First Quarter	$76.17	$68.24	$0.41902
Second Quarter	$70.90	$63.95	$0.44915
Third Quarter	$68.49	$62.00	$0.86538
Fourth Quarter	$72.60	$67.08	$0.45833
2018
First Quarter	$78.03	$66.02	$0.47479
Second Quarter	$78.91	$66.06	$0.51237
Third Quarter	$77.37	$71.91	$0.51316
Fourth Quarter	$77.79	$53.84	$0.53004
2019
First Quarter	$67.29	$57.90	$0.51361
Second Quarter	$68.61	$58.77	$0.57646
Third Quarter	$64.44	$55.85	$0.56046
Fourth Quarter	$61.99	$55.90	$0.59335
2020
First Quarter	$60.87	$23.57	$2.35696
Second Quarter	$46.86	$27.62	$0.50104
Third Quarter (through August 26, 2020)	$38.58	$34.44	$0.00000

The closing price of the shares of Energy Select Sector SPDR® Fund on August 26, 2020 was $35.73.

We make no representation as to the amount of dividends, if any, that may be paid on the shares of Energy Select Sector SPDR® Fund in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the shares of Energy Select Sector SPDR® Fund.

September 2020	PS-21

Citigroup Global Markets Holdings Inc.

Contingent Income Auto-Callable Securities Due September-----, 2022

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

Information About the Utilities Select Sector SPDR® Fund

The Utilities Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the performance of publicly traded equity securities of companies in the S&P Utilities Select Sector Index. The S&P Utilities Select Sector Index is intended to provide an indication of the pattern of common stock price movements of companies that are components of the S&P 500® Index and are in the utilities industry. The S&P Utilities Select Sector Index includes companies in the following five industries: (i) electric utilities, (ii) water utilities, (iii) multi-utilities, (iv) independent power and renewable electricity producers (v) and gas utilities.

The Utilities Select Sector SPDR® Fund is managed by the Select Sector SPDR® Trust, a registered investment company. The Select Sector SPDR® Trust consists of nine separate investment portfolios, including the Utilities Select Sector SPDR® Fund. Information provided to or filed with the SEC by the Select Sector SPDR® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of the Utilities Select Sector SPDR® Fund trade on the NYSE Arca under the ticker symbol “XLU.”

Please refer to the sections “Risk Factors” and “Fund Descriptions—The Select Sector SPDR® Funds” in the accompanying underlying supplement for important disclosures regarding the Utilities Select Sector SPDR® Fund, including certain risks that are associated with an investment linked to the Utilities Select Sector SPDR® Fund.

This pricing supplement relates only to the securities offered hereby and does not relate to the Utilities Select Sector SPDR® Fund or other securities of the underlying share issuer. We have derived all disclosures contained in this pricing supplement regarding the Utilities Select Sector SPDR® Fund and the underlying share issuer from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying share issuer or the Utilities Select Sector SPDR® Fund.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The underlying share issuer is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the Utilities Select Sector SPDR® Fund.

September 2020	PS-22

Citigroup Global Markets Holdings Inc.

Contingent Income Auto-Callable Securities Due September-----, 2022

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

Historical Information

The graph below shows the closing prices of the Utilities Select Sector SPDR® Fund for each day such price was available from January 4, 2010 to August 26, 2020. The table that follows shows the high and low closing prices of, and dividends paid on, the Utilities Select Sector SPDR® Fund for each quarter in that same period. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. You should not take the historical prices of the Utilities Select Sector SPDR® Fund as an indication of future performance.

Utilities Select Sector SPDR® Fund – Historical Closing Prices January 4, 2010 to August 26, 2020

* The red line indicates the hypothetical downside threshold price with respect to the Utilities Select Sector SPDR® Fund of $35.226, assuming the closing price on August 26, 2020 were the applicable initial share price.

Utilities Select Sector SPDR® Fund	High	Low	Dividends
2010
First Quarter	$31.30	$28.61	$0.26657
Second Quarter	$30.83	$28.09	$0.31661
Third Quarter	$31.62	$28.13	$0.31712
Fourth Quarter	$32.22	$30.76	$0.37048
2011
First Quarter	$32.82	$30.89	$0.30252
Second Quarter	$34.20	$31.48	$0.33442
Third Quarter	$34.28	$30.20	$0.34325
Fourth Quarter	$36.24	$32.68	$0.38808
2012
First Quarter	$35.69	$34.47	$0.32192
Second Quarter	$37.09	$34.25	$0.34246
Third Quarter	$38.23	$36.06	$0.00000
Fourth Quarter	$37.39	$34.07	$0.38120
September 2020	PS-23

Citigroup Global Markets Holdings Inc.

Contingent Income Auto-Callable Securities Due September-----, 2022

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

2013
First Quarter	$39.05	$35.21	$0.72915
Second Quarter	$41.43	$36.43	$0.00000
Third Quarter	$39.59	$36.72	$0.73590
Fourth Quarter	$39.39	$36.97	$0.40056
2014
First Quarter	$41.46	$37.27	$0.33495
Second Quarter	$44.26	$41.11	$0.37383
Third Quarter	$43.82	$40.17	$0.38043
Fourth Quarter	$49.11	$42.27	$0.41686
2015
First Quarter	$49.41	$43.11	$0.35091
Second Quarter	$45.17	$41.46	$0.39265
Third Quarter	$45.87	$40.96	$0.40089
Fourth Quarter	$45.39	$41.79	$0.44526
2016
First Quarter	$49.62	$43.03	$0.36750
Second Quarter	$52.47	$46.93	$0.41162
Third Quarter	$52.98	$48.46	$0.41612
Fourth Quarter	$49.43	$46.00	$0.46314
2017
First Quarter	$51.89	$48.04	$0.38719
Second Quarter	$54.30	$51.27	$0.43685
Third Quarter	$55.83	$51.42	$0.41724
Fourth Quarter	$56.87	$52.14	$0.51121
2018
First Quarter	$52.19	$47.56	$0.38665
Second Quarter	$51.96	$48.37	$0.44048
Third Quarter	$54.77	$51.36	$0.47492
Fourth Quarter	$56.93	$51.56	$0.45902
2019
First Quarter	$58.96	$52.00	$0.43021
Second Quarter	$61.24	$56.94	$0.48546
Third Quarter	$64.93	$59.29	$0.49214
Fourth Quarter	$64.82	$61.37	$0.50117
2020
First Quarter	$70.98	$44.93	$0.47396
Second Quarter	$62.83	$51.79	$0.47576
Third Quarter (through August 26, 2020)	$61.49	$56.70	$0.00000

The closing price of the shares of Utilities Select Sector SPDR® Fund on August 26, 2020 was $58.71.

We make no representation as to the amount of dividends, if any, that may be paid on the shares of Utilities Select Sector SPDR® Fund in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the shares of Utilities Select Sector SPDR® Fund.

September 2020	PS-24

Citigroup Global Markets Holdings Inc.

Contingent Income Auto-Callable Securities Due September-----, 2022

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

Due to the lack of any controlling legal authority, there is substantial uncertainty regarding the U.S. federal tax consequences of an investment in the securities. In connection with any information reporting requirements we may have in respect of the securities under applicable law, we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat the securities for U.S. federal income tax purposes as prepaid forward contracts with associated coupon payments that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible. Moreover, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation on the pricing date.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	Any coupon payments on the securities should be taxable as ordinary income to you at the time received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

•	Upon a sale or exchange of a security (including retirement at maturity), you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. For this purpose, the amount realized does not include any coupon paid on retirement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Withholding Tax on Non-U.S. Holders. Because significant aspects of the tax treatment of the securities are uncertain, persons having withholding responsibility in respect of the securities may withhold on any coupon payment paid to Non-U.S. Holders (as defined in the accompanying product supplement), generally at a rate of 30%. To the extent that we have (or an affiliate of ours has) withholding responsibility in respect of the securities, we intend to so withhold. In order to claim an exemption from, or a reduction in, the 30% withholding, you may need to comply with certification requirements to establish that you are not a U.S. person and are eligible for such an exemption or reduction under an applicable tax treaty. You should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any amounts withheld and the certification requirement described above.

As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations. However, the regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2023 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us as of the date of this preliminary pricing supplement, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be subject to withholding tax under Section 871(m). However, the final determination regarding the treatment of the securities under Section 871(m) will be made as of the pricing date for the securities, and it is possible that the securities will be subject to withholding tax under Section 871(m) based on the circumstances as of that date.

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

We will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

September 2020	PS-25

Citigroup Global Markets Holdings Inc.

Contingent Income Auto-Callable Securities Due September-----, 2022

Based on the Worst Performing of the Financial Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund

Principal at Risk Securities

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $0.20 for each $10.00 security sold in this offering. From this underwriting fee, CGMI will pay selected dealers not affiliated with CGMI, including Morgan Stanley Wealth Management, and their financial advisors collectively a fixed selling concession of $0.15 for each $10.00 security they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $0.05 for each security they sell. For the avoidance of doubt, the fees and selling concessions described in this pricing supplement will not be rebated if the securities are automatically redeemed prior to maturity.

CGMI is an affiliate of ours. Accordingly, this offering will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority. Client accounts over which Citigroup Inc. or its subsidiaries have investment discretion will not be permitted to purchase the securities, either directly or indirectly, without the prior written consent of the client.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

A portion of the net proceeds from the sale of the securities will be used to hedge our obligations under the securities. We expect to hedge our obligations under the securities through CGMI or other of our affiliates. CGMI or such other of our affiliates may profit from this expected hedging activity even if the value of the securities declines. This hedging activity could affect the closing prices of any of the underlying shares and, therefore, the value of and your return on the securities. For additional information on the ways in which our counterparties may hedge our obligations under the securities, see “Use of Proceeds and Hedging” in the accompanying prospectus.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

The estimated value of the securities is a function of the terms of the securities and the inputs to CGMI’s proprietary pricing models. As of the date of this preliminary pricing supplement, it is uncertain what the estimated value of the securities will be on the pricing date because it is uncertain what the values of the inputs to CGMI’s proprietary pricing models will be on the pricing date.

For a period of approximately three months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the three-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time. See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

© 2020 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

September 2020	PS-26